Exhibit 10.1

SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

FUND.COM INC.
a Delaware Corporation

New York, New York	$1,000,000.00
July 27, 2010

           FOR VALUE RECEIVED, the undersigned, FUND.COM, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay ON DEMAND to the order of IP GLOBAL INVESTORS, LTD., a Nevada corporation (the “Lender”) or its registered assigns (together with the Lender the “Holders”), the principal sum of ONE MILLION DOLLARS ($1,000,000) or such lesser amount as may be outstanding from time to time on the Maturity Date (as defined below).

This Secured Promissory Note (this “Note”) is issued by the Company to the Lender to enable the Company to make a $1,000,000 partial payment of a $2,450,000 installment due under a minimum $5,000,000 senior secured promissory note dated March 29, 2010 (the “Reset Note”) payable to Albert Hallac, an individual (“A Hallac”), and certain other persons (together with A. Hallac, the “Hallac Members”).    The Lender shall have the right, but not the obligation, to advance the remaining $1,450,000 due and payable by the Company under the Reset Note as an additional loan to the Company (the “Additional Loan”); which Additional Loan shall be evidenced by an additional secured promissory note of the Company substantially identical to the terms of this Note.

The Company represents and warrants to the Holders that this Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of Stock holders of the Company and will not impose personal liability upon the Holders.

1.           Principal and Interest.   The entire principal amount of this Note shall be due and payable ON DEMAND, together with accrued and unpaid interest on the unpaid principal amount of this Note at the annual compounded rate of nine percent (9%) (computed on the basis of a 360-day year and the actual days elapsed) from the Issue Date until all amounts due and owing hereunder by the Company to the Holders have been paid in full.

2.           Place of Payment.  All amounts payable hereunder shall be payable at the address designated by the Lender.

3.           Security.  As collateral security to secure repayment of: (i) the loan evidenced by this Note, (ii) the $2,500,000 loan previously made by the Lender to the Company, and (iii) any Additional Loan hereafter made by the Lender (collectively, the “Obligations”) the Company hereby agrees to grant to the Lender a lien and security interest in and to all of the assets and properties owned by the Company and each of its subsidiaries, including, without limitation (a) all members interests in AdvisorShares

Investments, LLC owned of record or beneficially by the Company, (b) all members interests in Weston Capital Management, LLC owned of record or beneficially by the Company, (c) all shares of preferred stock of Vensure Employer Services, Inc. owned of record or beneficially by the Company, and (d) all other assets and properties directly or indirectly owned by the Company and any of its wholly-owned or partially owned subsidiaries; provided, however, that the lien and security interest hereby granted to the Lender shall be pari-passu (as their respective outstanding loans to the Company shall bear to each other) with the lien and security interests in such assets heretofore or hereafter granted to IP Global Investors, Ltd. in connection with loans and advances previously made by such entity to the Company.  In connection with the foregoing, the Company:

(i)           hereby authorizes each of the Lender to file such financing statements as agent for the Company, as may be required under the Uniform Commercial Code to perfect its security interests in the assets and properties of the Company and its subsidiaries;

(ii)           hereby agrees within five (5) Business Days to deliver to the Lender all members interests certificates of AdvisorShares Investments, LLC and all members interests certificates of Weston Capital Management, LLC, duly endorsed for transfer or accompanied by stock powers duly endorsed in blank for transfer; and

(iii)           hereby agrees to execute and deliver such security agreement and/or intercreditor agreement as may be submitted to the Company for execution by the Lender.

4.           Covenants.  The Company covenants that so long as any of the Notes are outstanding, unless the Holders of this Note consents in writing (which consent shall not be unreasonably withheld or delayed):

(a)           Liens.  The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its securities, properties or assets, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(i)           liens heretofore or hereafter granted to IP Global Investors Ltd.;

(ii)           liens for taxes, assessments or governmental charges not then due and delinquent;

(iii)           encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto or which relate only to assets that in the aggregate are not material;

(iv)           liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar liens) and liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(v)           liens incurred to secure institutional financing obtained by the Company and/or its Subsidiaries pursuant to arms-length transactions; and

(vi)           liens incurred in connection with purchase-money transactions.

(b)           Mergers, Consolidations, Etc.  Except for a transaction acceptable to the Lender in the exercise of its sole discretion, the Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (collectively, a "Sale").
(c)           Board of Directors. Upon the occurrence of an Event of Default, the Lender shall have the right (but not the obligation) to designate four (4) or more additional persons to represent an absolute majority of all of the members of the board of directors of the Company and each of its Subsidiaries.

(d)           Sale of Assets.  Except for a transaction acceptable to the Lender in the exercise of its sole discretion, the Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively, a "Disposition"), any material assets of any Subsidiary or any of the shares of capital Stock  of any Subsidiary, in one or a series of transactions, to any Person, other than Dispositions of inventory and products sold by such Subsidiaries in the ordinary course of business.

(e)           Nature of Business.  The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken individually or as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken individually or as a whole, are engaged on the date of this Agreement.

(f)           Distributions and Stock  Repurchases.  The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any Subsidiary or any warrants, rights or options to purchase or acquire any such shares.  The Company will not and will not permit any Subsidiary to make any distribution or dividend of cash or other property with respect to its capital stock.

(g)           Investments.  Except for (i) the payment of the amounts due the Hallac Group under the Reset Note, and (ii) its Investment in AdvisorShares Investments, LLC (“AdvisorShares”) as contemplated by that certain Securities Purchase Agreement dated October 31, 2008 between the Company and AdvisorShares, the Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, make any loan or advance to any Person or entity, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person or entity (collectively, “Investments”), except Investments in direct obligations of the United States or any agency thereof, bonds, and certificates of deposit in commercial or savings banks of recognized standing.

(h)           Acquisitions.  Except for (i) the payment of the amounts due the Hallac Group under the Reset Note, and (ii) its Investment in AdvisorShares, the Company shall not, and shall not permit any of the Subsidiaries to, acquire the capital stock or assets of any Person, whether by asset purchase, stock purchase, merger or like combination or consolidation (an “Acquisition”).

5.           Events of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           The Company shall default in the payment of the outstanding principal amount of this Note, together with all interest accrued hereon, when the payment of this Note shall be demanded by the Holders, and such payment default has not been cured for five (5) days; or

(b)           The Company (i) is generally not paying, or admits in writing his inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against him of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of his creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of his property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes action for the purpose of any of the foregoing; or

(c)           a court or governmental authority of competent jurisdiction enters an order appointing, without consent by either of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of his property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

6.           Default Interest.  During any period that an Event of Default has occurred and is continuing, any amount of principal on this Note then outstanding shall bear interest (the “Default Interest”), and the Company shall pay to the Holders hereof in cash as liquidated damages and not as a penalty, at an annual rate equal to (i) fifteen percent (15%) for the first thirty (30) days, or fraction thereof, after such Event of Default has occurred and (ii) thereafter at an annual rate equal to eighteen percent (18%) for each thirty (30) day period, or fraction thereof, until the earlier of (A) this Note, including accrued but unpaid interest thereon, are paid in full or (B) such Default or Event of Default, if curable under the terms of this Note or the Loan Agreement, has been cured.  Such Default Interest shall be paid to the Holders of this Note by the fifteenth (15th) day of the month following the month in which it has accrued or, if not so paid, shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note.

7.           Governing Law; Jury Trial.

(a)           Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  The Company hereby consents to the non-exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Note and performance of the parties’ obligations hereunder, the Transaction documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the Company’s obligations hereunder and thereunder and the Company hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in this Note or the Subscription Agreement, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

(b)           Waiver of Jury Trial.  The Company hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Note, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  The Company acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Note and that the Holders will continue to rely on this waiver in their related future dealings.  The Company further warrants and represents that it has reviewed this waiver with its legal counsel, and that it has knowingly and voluntarily waived its rights to a jury trial following such consultation.  This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement.  In the event of litigation, this Note may be filed as a written consent to a trial by the court.

8.           Successors and Assigns.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holders.  Subject to the foregoing, the rights and obligations of the Company and the Holders shall be binding upon and benefit the successors and assigns of the parties.

9.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holders.

10.           Payment.  Payment shall be made in lawful tender of the United States.

11.           Usury.  Anything in this Note to the contrary notwithstanding, the Company shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate (as hereinafter defined), and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable under this Note shall be reduced to the maximum amount allowed under applicable law, and (b) any interest paid by the Company in excess of the Highest Lawful Rate shall be credited to the principal of this Note.  It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received by the Holders under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, shall be made to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating, and spreading in equal parts during the period of the full stated term of this Note all interest at any time contracted for, charged or received by the Holders in connection herewith.  The “Highest Lawful Rate” shall mean the maximum rate of interest which the Holders is permitted by the laws of the State of New York to contract for, charge, or receive.

12.           Replacement Note.  Upon receipt by the Company of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to them; or (b) in the case of mutilation, upon surrender thereof; the Company, at its expense, will execute and deliver in lieu thereof a new debenture executed in the same manner as this Note.

13.           Waiver; Presentment. Presentment for payment, demand, notice of dishonor, protest, notice of protest, stay of execution and all other defenses to payment generally and notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note are hereby waived by the Company and its permitted successors and assigns.  Neither extension nor indulgence granted from time to time shall be construed as a novation of this Note or as a waiver of the rights of the Holders herein.  The liability of the Company shall be unconditional, without regard to the liability of any other party, and shall not be in any manner affected by any forbearance, partial action or delay on the part of the Holders in regard to the exercise of any right, power or remedy under this Note.

14.           Section Headings.  The headings of Sections shall not be taken into account in interpreting the terms of this Note.

(remainder of page intentionally left blank – signature page follows)

In Witness Whereof, the Company has caused this Note to be issued as of the date first written above.

FUND.COM INC.
(a Delaware corporation)

By: /s/ Gregory Webster___________________
           Gregory Webster, Chief Executive Officer